                                                                   Exhibit 99.1

                                                       CONTACTS: Mary K. Talbot
                                                                 (401) 245-8819


             SLADE'S FERRY BANCORP REPORTS SECOND QUARTER EARNINGS


SOMERSET, Mass. (July 20, 2007) -- Slade's Ferry Bancorp (the "Company"), (NASDAQ Capital Market: SFBC) parent company of Slade's Ferry Trust Company (the "Bank"), announced that its net income for the quarter ended June 30, 2007 was $792,000, an increase of 26.5% from net income for the quarter ended June 30, 2006, which totaled $626,000. Basic and diluted earnings per share were $0.20 and $0.15 for the quarters ended June 30, 2007 and 2006, respectively. For the six months ended June 30, 2007, net income was $1.7 million, an increase of 8.6% from net income for the six months ended June 30, 2006, which totaled $1.5 million. Basic and diluted earnings per share were $0.41 and $0.37 the six months ended June 30, 2007 and 2006, respectively.

Total interest and dividend income increased from $8.0 million for the quarter ended June 30, 2006 to $8.9 million for the quarter ended June 30, 2007, an increase of $11.3%, primarily as a result of commercial construction loan growth. In addition, Federal Home Loan Bank dividend income increased $115,000 for the quarter ended June 30, 2007, compared to the quarter ended June 30, 2006. For the six months ended June 30, 2007, total interest and dividend income was $17.5 million, compared to $15.9 million for the six months ended June 30, 2006, an increase of 10.4%.

Net interest and dividend income was $4.4 million for the quarters ended June 30, 2007 and 2006. Net interest and dividend income for the six months ended June 30, 2007 was $8.6 million, compared to $9.0 million for the six months ended June 30, 2006, a decrease of 4.5%. Total interest expense increased 25.6%, from $3.6 million for the quarter ended June 30, 2006 to $4.6 million for the quarter ended June 30, 2007. Total interest expense increased 29.7%, from $6.9 million for the six months ended June 30, 2006 to $9.0 million for the six months ended June 30, 2007. Due to the challenging interest rate environment, management's strategy is to utilize alternative funding sources, including increased Federal Home Loan Bank borrowings and brokered certificates of deposit. In addition, non interest income increased 23.4%. The bank repositioned its investment portfolio in the second quarter of 2006, recognizing net losses on the sale of securities of $169,000 for the six months ended June 30, 2006, as compared to net gains of on the sale of securities of $139,000 for the six months ended June 30, 2007. Non-interest expense decreased 2.0% for the six months ended June 30, 2007 compared to the same period in 2006.

Total consolidated assets increased from $607.8 million at December 31, 2006 to $628.3 million at June 30, 2007. Net loans increased 1.8% from $422.4 million at December 31, 2006 to $429.8 million at June 30, 2007. Deposits increased from $424.0 million at December 31, 2006 to $425.6 million at June 30, 2007. During the same time, the Bank increased its level of Federal Home Loan Bank advances from $119.1 million at December 31, 2006 to $137.9 million at June 30, 2007, an increase of 15.8%.

"We're staying competitive in a difficult interest rate environment," reported President and CEO Mary Lynn D. Lenz. "We have successfully launched our rebranding initiative this quarter thanks to the efforts of our team and board of directors."

Total stockholders' equity at June 30, 2007 was $50.8 million compared to $51.2 million at December 31, 2006. The decrease was primarily attributable to share buybacks under the Company's stock repurchase plan as well as the repurchase of shares to fund future restricted stock awards. Book value per share was $12.60 at June 30, 2007 as compared to $12.49 at December 31, 2006. Both the Company and the Bank maintain capital levels sufficient to be considered "well-capitalized" under applicable regulatory capital guidelines and requirements.

The Company declared a $0.09 dividend to common shareholders of record on July 2, 2007, which will be paid on July 20, 2007.

Slade's Ferry Bancorp was founded to serve community-banking needs with both personal and commercial products and services. With $628 million in assets and nine retail branches in Southeastern Massachusetts, Slade's Ferry is a trusted community partner to both business and personal banking customers. Traded on the NASDAQ Capital Market as SFBC, Slade's Ferry Bancorp can also be found on the web at www.sladesbank.com and in seven Massachusetts communities - Assonet, Fairhaven, Fall River, New Bedford, Seekonk, Somerset and Swansea.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the strength of the company's capital and asset quality. Other such statements may be identified by words such as "believes," "will," "expects," "project," "may," "developments," "strategic," "launching," "opportunities," "anticipates," "estimates," "intends," "plans," "targets" and similar expressions. These statements are based upon the current beliefs and expectations of Slade's Ferry Bancorp's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectation expressed in our forward-looking statements: (1) enactment of adverse government regulations (2) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (3) the strength of the United States economy in general and specifically the strength of the New England economics may be different than expected, resulting in, among other things, a deterioration in overall credit quality and borrowers' ability to service and repay loans, or a reduced demand for credit, including the resultant effect on the Bank's loan portfolio, levels of charge-offs and non-performing loans and allowance for loan losses; (4) changes in the interest rate environment may reduce interest margins and adversely impact net interest income and (5) changes in assumptions used in making such forward-looking statements. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Slade's Ferry Bancorp's actual results could differ materially from those discussed. All subsequent written and oral forward-looking statements attributable to Slade's Ferry Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth above. Slade's Ferry Bancorp does not intend or undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statements are made.

                     Slade's Ferry Bancorp. and Subsidiary
                          Consolidated Balance Sheets
                                  (Unaudited)

                                                             June 30, 2007    December 31, 2006
                                                             -------------    -----------------
Assets                                                                 (In thousands)
------

Cash and due from banks                                        $ 12,569           $ 19,448
Interest-bearing demand deposits with other banks                 1,648              1,007
Federal funds sold                                               25,585              1,900
                                                               --------           --------
      Cash and cash equivalents
                                                                 39,802             22,355
Interest-bearing certificates of deposit with other banks           100                100
Securities available for sale                                   102,227            105,603
Securities held to maturity                                      21,781             24,623
Federal Home Loan Bank stock, at cost                             7,312              6,856
Loans, net                                                      429,773            422,370
Premises and equipment, net                                       6,710              5,587
Goodwill                                                          2,173              2,173
Accrued interest receivable                                       2,269              2,311
Bank-owned life insurance                                        12,537             12,317
Other assets                                                      3,636              3,465
                                                               --------           --------
                                                               $628,320           $607,760
                                                               ========           ========

Liabilities and Stockholders' Equity
------------------------------------

Deposits:
  Noninterest-bearing                                          $ 73,715           $ 79,101
  Interest-bearing                                              351,933            344,905
                                                               --------           --------
      Total deposits
                                                                425,648            424,006
Short-term borrowings                                                 -                  -
Long-term borrowings                                            137,867            119,058
Subordinated debentures                                          10,310             10,310
Accrued expenses and other liabilities                            3,732              3,141
                                                               --------           --------
      Total liabilities
                                                                577,557            556,515
Stockholders' equity:
  Common stock                                                       42                 41
  Additional paid-in capital                                     30,445             31,444
  Retained earnings                                              22,018             21,111
  Accumulated other comprehensive loss                             (630)              (464)
  Unearned compensation                                          (1,112)              (887)
                                                               --------           --------
      Total stockholders' equity                                 50,763             51,245
                                                               --------           --------
                                                               $628,320           $607,760
                                                               ========           ========

                     Slade's Ferry Bancorp. and Subsidiary
                       Consolidated Statements of Income
                                  (Unaudited)

                                                                        Three Months Ended June 30,
                                                                              2007        2006
                                                                             ------      ------
                                                                   (In thousands, except per share data)

Interest and dividend income:
  Interest and fees on loans                                                 $7,152      $6,685
  Interest and dividends on securities                                        1,594       1,282
  Other interest                                                                193          63
                                                                             ------      ------
      Total interest and dividend income                                      8,939       8,030
                                                                             ------      ------
Interest expense:
  Interest on deposits                                                        2,702       2,256
  Interest on Federal Home Loan Bank advances                                 1,650       1,209
  Interest on subordinated debentures                                           214         170
                                                                             ------      ------
      Total interest expense                                                  4,566       3,635
                                                                             ------      ------
Net interest and dividend income                                              4,373       4,395
Provision for loan losses                                                         -           -
                                                                             ------      ------
Net interest income, after provision for loan losses                          4,373       4,395
Noninterest income:
  Service charges on deposit accounts                                           353         352
  Gain (loss) on sales and calls of available-for-sale securities, net           78        (172)
  Other income                                                                  385         366
                                                                             ------      ------
      Total noninterest income                                                  816         546
                                                                             ------      ------
Noninterest expense:
  Salaries and employee benefits                                              2,016       2,287
  Occupancy and equipment expense                                               506         490
  Other expense                                                               1,468       1,175
                                                                             ------      ------
      Total noninterest expense                                               3,990       3,952
                                                                             ------      ------
Income before income taxes                                                    1,199         989
Provision for income taxes                                                      407         363
                                                                             ------      ------
      Net income                                                             $  792      $  626
                                                                             ======      ======

Earnings per share:
  Basic                                                                      $ 0.20      $ 0.15
                                                                             ======      ======
  Diluted                                                                    $ 0.20      $ 0.15
                                                                             ======      ======

                     Slade's Ferry Bancorp. and Subsidiary
                       Consolidated Statements of Income
                                  (Unaudited)

                                                                         Six Months Ended June 30,
                                                                              2007         2006
                                                                            -------      -------
                                                                   (In thousands, except per share data)

Interest and dividend income:
  Interest and fees on loans                                                $14,074      $13,120
  Interest and dividends on securities                                        3,226        2,684
  Other interest                                                                239           82
                                                                            -------      -------
      Total interest and dividend income                                     17,539       15,886
                                                                            -------      -------
Interest expense:
  Interest on deposits                                                        5,391        4,167
  Interest on Federal Home Loan Bank advances                                 3,169        2,365
  Interest on subordinated debentures                                           425          394
                                                                            -------      -------
      Total interest expense                                                  8,985        6,926
                                                                            -------      -------
Net interest and dividend income                                              8,554        8,960
Provision for loan losses                                                         -           39
                                                                            -------      -------
Net interest income, after provision for loan losses                          8,554        8,921
Noninterest income:
  Service charges on deposit accounts                                           681          659
  Gain (loss) on sales and calls of available-for-sale securities, net          139         (169)
  Other income                                                                  721          759
                                                                            -------      -------
      Total noninterest income                                                1,541        1,249
                                                                            -------      -------
Noninterest expense:
  Salaries and employee benefits                                              4,013        4,398
  Occupancy and equipment expense                                               998          983
  Other expense                                                               2,534        2,321
                                                                            -------      -------
      Total noninterest expense                                               7,545        7,702
                                                                            -------      -------
Income before income taxes                                                    2,550        2,468
Provision for income taxes                                                      885          935
                                                                            -------      -------
      Net income                                                            $ 1,665      $ 1,533
                                                                            =======      =======

Earnings per share:
  Basic                                                                     $  0.41      $  0.37
                                                                            =======      =======
  Diluted                                                                   $  0.41      $  0.37
                                                                            =======      =======